Exhibit 10.61

Effective date August 13, 2024: Amendment No. 2 – The definition of the maturity date (“Maturity Date”) will be changed to the following:

The Maturity Date shall now be twelve months from the Effective Date of the Convertible Promissory Note between Lendor and Borrower dated February 13, 2024.

All other terms and conditions of the Convertible Promissory Note and Amendment number one (1) remain the same.

IN WITNESS WHEREOF, the undersigned has executed this Secured Convertible Promissory Note as of the date first set forth above.

Odyssey Health, Inc. f/k/a Odyssey Group International, Inc.

By:/s/ J. Michael Redmond

Name: J. Michael Redmond

Title: Chief Executive Officer

By:/s/ Jon Lutz

Jon Lutz